Exhibit 5.1

King & Spalding LLP 1180 Peachtree Street N.E. Atlanta, GA 30309-3521 www.kslaw.com
October 16, 2026
Genuine Parts Company
2999 Wildwood Parkway
Atlanta, GA 30339
Ladies and Gentlemen,
We have acted as counsel for Genuine Parts Company, a Georgia corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration under the Securities Act of the offer and sale of an indeterminate amount of the following securities (collectively, the “Securities”):
(i) shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”);
(ii) shares of the Company’s preferred stock, par value $1.00 per share (the “Preferred Stock”);
(iii) depositary shares, representing fractional interests in shares of Preferred Stock (“Depositary Shares”); and
(iv) debt securities of the Company (the “Debt Securities”) to be issued pursuant to that certain Indenture, dated as of October 29, 2020 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”).
In connection with this opinion, we have examined and relied upon the accuracy of original, certified, conformed or photographic copies of such records, agreements, certificates and other documents as we have deemed necessary or appropriate to enable us to render the opinions set forth below. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all documents submitted to us as certified, conformed or photographic copies and, as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, we have relied, without independent verification, upon certificates, statements and representations of public officials and representatives of the Company.
We have also assumed that (i) the Indenture filed as an exhibit to the Registration Statement pursuant to which the Debt Securities are to be issued, any necessary officer’s certificate or supplemental indenture setting forth the terms of the Debt Securities to be issued, and any contract governing or establishing the terms of the Depositary Shares will be the valid and binding obligations of each party thereto (other than the Company) enforceable against each party thereto (other than the Company) in accordance with their respective terms, (ii) the execution and delivery of, and performance by the Company, pursuant to, any Security (A) require no action by or in respect of, or filing with, any governmental body, agency or official and (B) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company, (iii) any contract governing or establishing the terms of the Depositary Shares will be governed by the laws of the State of New York, and (iv) any Securities issuable upon conversion, exchange or exercise of any Security being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.
Based on the foregoing, and subject to the additional assumptions, qualifications and limitations set forth below, we are of the opinion that:
(1) Any shares of Common Stock, when (i) the terms of their issuance and sale, and all related matters, have been duly authorized and established by all necessary corporate action and (ii) such shares of Common Stock have been duly delivered to the purchasers thereof upon the payment of the consideration therefor (which consideration is not less than the par value of the Common Stock), will be validly issued, fully paid and non-assessable. The shares of Common Stock covered by the opinion in this paragraph include any shares of Common Stock that may be issued upon the conversion, exchange, exercise or otherwise pursuant to the terms of any other Securities.

Genuine Parts Company
October 16, 2026

(2) Any shares of Preferred Stock, when (i) the terms of the series of such shares of Preferred Stock and of their issuance and sale, and all related matters, have been duly authorized and established by all necessary corporate action, (ii) Articles of Amendment setting forth the powers, designations, preferences, rights, qualifications, limitations and restrictions of the series of such shares of Preferred Stock has been duly filed with the Secretary of State of the State of Georgia, and (iii) such shares of Preferred Stock have been duly delivered to the purchasers thereof upon the payment of the consideration therefor (which consideration is not less than the par value of the Preferred Stock), will be validly issued, fully paid and non-assessable. The shares of Preferred Stock covered by the opinion in this paragraph include any shares of Preferred Stock that may be represented by Depositary Shares, or that may be issued upon the conversion, exchange, exercise or otherwise pursuant to the terms of any other Securities.
(3) Any Depositary Shares, when (i) the terms of the Depositary Shares, of any contract governing or establishing the terms of the Depositary Shares, of the related series of Preferred Stock represented by the Depositary Shares and of the issuance and sale of such Depositary Shares and such related series of Preferred Stock, and all related matters, have been duly authorized and established by all necessary corporate action, (ii) any contract governing or establishing the terms of the Depositary Shares has been duly authorized, executed and delivered by the Company, (iii) Articles of Amendment setting forth the powers, designations, preferences, rights, qualifications, limitations and restrictions of the related series of Preferred Stock represented by the Depositary Shares has been duly filed with the Secretary of State of the State of Georgia, (iv) the shares of the related series of Preferred Stock represented by the Depositary Shares have been duly delivered to the applicable depositary, and (v) depositary receipts evidencing the Depositary Shares have been duly executed by the Company and countersigned by the applicable depositary against deposit of shares of the related series of Preferred Stock represented by the Depositary Shares in accordance with the terms of any contract governing or establishing the terms of the Depositary Shares and duly delivered to the purchasers thereof upon the payment of the consideration therefor, will constitute valid and binding interests in shares of the related series of Preferred Stock represented by the Depositary Shares and will entitle the holders thereof to the rights specified in any contract governing or establishing the terms of the Depositary Shares, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity. The Depositary Shares covered by the opinion in this paragraph include any Depositary Shares that may be issued pursuant to the terms of any other Securities.
(4) Any Debt Securities, when (i) the terms of such series of Debt Securities and of their issuance and sale, and all related matters, have been duly authorized and established by all necessary corporate action, (ii) an officer’s certificate or supplemental indenture setting forth the terms of such series of Debt Securities has been duly authorized, executed and delivered by the Company, (iii) such Debt Securities have been duly executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture (including any necessary officer’s certificate or supplemental indenture) and duly delivered to the purchasers thereof upon the payment of the consideration therefor, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity.
This opinion is limited in all respects to the laws of the States of New York and Georgia, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect that such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.
This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This opinion is being rendered for the benefit of the Company in connection with the matters addressed herein.

Genuine Parts Company
October 16, 2026

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Validity of the Securities” in the prospectus that forms a part thereof. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.
Very truly yours,
/s/ King & Spalding LLP